Exhibit 10.10

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SUBROGATION, ASSIGNMENT AND PLAN AMENDMENT AGREEMENT

On 29 September 2021

THE PARTIES

On the one part,

WALLBOX CHARGERS, S.L., a private company with limited liability organized and existing under the laws of the Kingdom of Spain, registered with the Commercial Registry of Madrid under volume 36360, sheet 189, page M-653256, with registered address at Paseo de la Castellana no. 95, floor 28, Madrid, Spain, and with Spanish Tax Identification Number B-66542903 (the “Company”), represented by Mr. Enric Asunción Escorsa of legal age, of Spanish nationality, with domicile for these purposes at carrer del Foc no. 68, Barcelona, Spain, and holder of Spanish National Identity number 47795190-V, in force.

On the other part,

WALLBOX B.V., a private company with limited liability organized and existing under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid) with official seat in Amsterdam, the Netherlands, and with registered address at Carrer del Foc no. 68, Barcelona, Spain, and registered with the Dutch trade register under number 83012559 (hereinafter, “Holdco”), represented by Mr. Enric Asunción Escorsa , of legal age, of Spanish nationality, with domicile for these purposes at carrer del Foc no. 68, Barcelona, Spain, and holder of 47795190-V, in force.

The Company and Holdco shall henceforth be jointly referred to herein as the “Parties” and each of them individually as a “Party”.

WHEREAS

(A)

The Company has granted employees, key managers and founders 41,137 options over ordinary shares of the Company (the “Company Options”) pursuant to (i) the stock option plan for employees (the “ESOP COVID Plan”), (ii) the stock option plan for managers (the “Management Stock Option Plan”) and (iii) the stock option plan for founders (the “Founders Stock Option Plan”). The ESOP COVID Plan, the Management Stock Option Plan and the Founders Stock Option Plan shall hereinafter be referred to as the “Plans”.

(B)

On 9 June 2021, a Business Combination Agreement was entered into by the Company, Holdco, Orion Merger Sub. Corp and Kensington Acquisition Capital Corp (the “BCA”), by reason of the SPAC Transaction (the “Transaction”), whereby, among others, it was agreed that each Company Option that is outstanding immediately prior to the Exchange Effective Time, whether vested or unvested, shall at the Exchange Effective Time be turned into an option to purchase a number of shares of the applicable class of Holdco Ordinary Shares.

(C)

Taking in consideration that, as a consequence of the implementation of the BCA, shares of the Company will be fully owned by Holdco, whose shares will in turn be listed in the New York Stock Exchange, it was agreed that the beneficiaries of the Plan shall receive Holdco Ordinary Shares (instead of Company shares) in order to enhance their future liquidity capacity.

NOW THEREFORE, the Parties, having the sufficient legal capacity to enter into this agreement, mutually agree to enter into this Subrogation agreement (hereafter, the “Subrogation, Assignment and Plan Amendment Agreement”), subject to the following

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CLAUSES

1.	DEFINITIONS

1.1	Capitalised terms not defined herein shall have the meaning given to them in the BCA.

2.	ENTRY INTO FORCE

2.1	This Subrogation, Assignment and Plan Amendment Agreement shall be effective on the Effective Time and therefore conditional on Closing.

3.	SUBROGATION OF HOLDCO

3.1

By virtue of this Subrogation, Assignment and Plan Amendment Agreement, the Parties agree that, with effects as from the Effective Time, Holdco shall subrogate the Company in all rights and obligations under the Plan, the VP Agreement as well as under the award agreements entered into by the beneficiaries listed in Schedule I (“Award Agreements”).

3.2	The Parties acknowledge that the Plans and Award Agreements shall remain valid, in full force and unchanged, save as otherwise stated herein.

4.	ASSIGNMENT OF COMPANY OPTIONS

4.1	The Company Options, whether vested or unvested, shall at the Exchange Effective Time become of options to purchase ordinary shares of Holdco (“Holdco Options”), as follows:

(a)	6,748 Company Options granted under the ESOP COVID Plan will become 1,626,206 Holdco Options to acquire up to 1,626,206 Class A Shares, under the ESOP COVID Plan;

(b)	30,100 Company Options granted under the ESOP Management Plan will become 7,253,823 Holdco Options to acquire up to 7,253,823 Class A Shares under the Management Stock Option Plan.

(c)	4,289 Company Options granted under Wallbox Option Plan for Founders up will become 1,033,610 Holdco Options to acquire 1,033,610 Class B Shares, under the Founders Stock Option Plan;

Schedule I includes the list of beneficiaries, number of Company Options and Holdco Options.

4.2	Following the Effective Time, neither the Company nor Holdco shall award further options under the Plans.

5.	AMENDMENTS TO THE PLANS AND VP AGREEMENT

5.1

Subject to Clauses 3 and 4, the terms and conditions of the Plans and the Award Agreements shall remain unchanged and will continue in full force and effect, save as indicated herein and in Clause 6 below and Schedule II hereto.

5.2

All references to “Company” shall be understood to be made to “Holdco” save with respect to the fact that beneficiaries remain employed by Company and therefore all vesting conditions linked to the beneficiary remaining an employee of the Company or other employment matters shall refer to his/her employment relationship with the Company and not Holdco.

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6.	SUSPENSION OF EXERCISE PERIOD FOR VESTED OPTIONS

6.1	With effects as from the Effective Time, the condition set out in paragraph 6.1.b) of the ESOP COVID Plan shall be deemed to be met.

6.2	The exercise period of any vested Company Options, as turned into Holdco Options on the Effective Time, shall remain suspended during the Lock-Up Period.

6.3

Without prejudice to the above, any unvested Company Options, as turned into unvested Holdco Options on the Effective Time, shall maintain its ordinary consolidation regime (vesting) in the terms provided in the Plans and the Award Agreements. Following the vesting of such unvested Holdco Options (previously, unvested Company Options), their exercise period shall remain suspended during the Lock-up Period as stated in paragraph 6.2 above.

7.	GENERAL

7.1

This Subrogation, Assignment and Plan Amendment Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each of the Parties has executed at least one counterpart. Each counterpart shall constitute an original but all counterparts together shall constitute one and the same instrument.

7.2

This Subrogation and Assignment Agreement is governed by and shall be construed in accordance with the Laws of Spain and any dispute is subject to the exclusive jurisdiction of the courts of the city of Madrid.

In witness whereof, the parties hereby sign this Subrogation, Assignment and Plan Amendment Agreement, on all pages, at the date and place first written above.

/s/ Enric Asunción Escorsa
WALLBOX CHARGERS, S.L.
Represented by Enric Asunción Escorsa

/s/ Enric Asunción Escorsa
WALLBOX B.V.
Represented by Enric Asunción Escorsa

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Schedule I - List of beneficiaries, number of Company Options and Holdco Options.

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Schedule II – Amendments to Plans

1.	FOUNDERS STOCK OPTION PLAN

With effect from Closing, the Founders Stock Option Plan shall be amended as set out below:

1.1	Amendments to Clause 2 (“Plan Mechanism”)

Paragraph 2.1 of Clause 2 (“Plan Mechanism”) shall be replaced by: “The maximum number of Shares that underlie to all of the Options included in this Plan shall be, at the Effective Date (as defined below), equivalent to 1,033,610 the current share capital of the Company. Such percentage will be therefore subject to dilution, as any other shares, in the event that future capital increases are carried out in the Company, or that additional new rights or benefits not foreseen in this Plan are created”

Paragraph 2.3 of Clause 2 of the Award Agreement (“Plan Mechanism”) shall be replaced by: “Options under this Plan shall be granted over ordinary shares of Holdco, which as of the date of this Plan are class B shares in accordance with the articles of association of the Company.”

1.2	Amendments to Clause 3 (“Strike Price”)

Clause 3 (“Strike Price”) shall be replaced by:

“3.1. The exercise or strike price of the Options will be the price per share to be paid by the Beneficiary for the Shares to be acquired, and will be equivalent to € 1,93 per share”

3.2. The Strike Price shall be automatically updated in the event of share splits or increase in the par value (valor nominal) of the Company’s Shares from the Effective Time1 until the time of exercise of the Option”

1.3	Amendments to Clause 6 (“Exercise of Options”)

Paragraph 6.4 of Clause 6 (“Exercise of Options”) shall be replaced by: “From receipt of the Beneficiary Exercise Notice by Holdco, the board of directors of the Company or the general meeting of Company, as applicable, shall resolve to increase the share capital and issue the corresponding ordinary shares as a result of the exercise of the Options and shall communicate to the Beneficiaries the date of acquisition of such shares (hereinafter, the “Closing Notice”). The term between the Beneficiary Exercise Notice and the Closing Notice may not exceed 3 months. Attached as Annex 4 is the template of Closing Notice that shall be used by the Company.”

Paragraph 6.5 and 6.6. shall be removed.

1.4	Transfer of Options

Paragraphs 7.1 and 7.2 of Clause 7 (“Transfer of Options”) shall be replaced by:

“7.1. The Options, once they are exercisable considering clause 5 above, shall be transferable inter vivos, assignable or disposable on the basis of any other title in favor of a third party as from the Concession Date, for which purpose the Beneficiary shall receive Class A Shares upon exercise.

[1]	“Effective Time” shall have the meaning given in the BCA.

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7.2. In the event of death prior to the exercise for any Options, the rights over the Options shall be converted into rights over options to purchase class A Shares and transferred to the heirs of the Beneficiaries in the terms and conditions described in this Plan.

1.5	All references to “shareholders’ agreement” shall be removed.

2.	MANAGEMENT STOCK OPTION PLAN

With effect from Closing, the Management Stock Option Plan shall be amended as set out below:

2.1	Amendments to Clause 2 (“Plan Mechanism”)

Paragraph 2.1 of Clause 2 (“Plan Mechanism”) shall be replaced by: “The maximum number of Shares that underlie to all of the Options included in this Plan shall be, at the Effective Date (as defined below), equivalent to 7,253,823 shares of the current share capital of the Company. Such percentage will be therefore subject to dilution, as any other shares, in the event that future capital increases are carried out in the Company, or that additional new rights or benefits not foreseen in this Plan are created”

2.2	Amendments to Clause 3 (“Strike Price”)

Clause 3 (“Strike Price”) shall be replaced by:

“3.1. The exercise or strike price of the Options will be the price per share to be paid by the Beneficiary for the Shares to be acquired, and will be equivalent to € 0,0021 per share”

3.2. The Strike Price shall be automatically updated in the event of share splits or increase in the par value (valor nominal) of the Company’s Shares from the Effective Time2 until the time of exercise of the Option”

2.3	Amendments to Clause 6 (“Exercise of Options”)

Paragraph 6.4 of Clause 6 (“Exercise of Options”) shall be replaced by: “From receipt of the Beneficiary Exercise Notice by Holdco, the board of directors of the Company or the general meeting of Company, as applicable, shall resolve to increase the share capital and issue the corresponding ordinary shares as a result of the exercise of the Options and shall communicate to the Beneficiaries the date of acquisition of such shares (hereinafter, the “Closing Notice”). The term between the Beneficiary Exercise Notice and the Closing Notice may not exceed 3 months. Attached as Annex 4 is the template of Closing Notice that shall be used by the Company.”

Paragraph 6.5, 6.6. and 6.7. shall be removed.

2.4	All references to “shareholders’ agreement” shall be removed.

3.	ESOP COVID PLAN

3.1	Amendments to Clause 2 (“Plan Mechanism”)

Paragraph 2.1 of Clause 2 (“Plan Mechanism”) shall be replaced by: “The maximum number of Shares that underlie to all of the Options included in this Plan shall be, at the Effective Date (as defined below), equivalent to 1,626,206 the current share capital of the Company. Such percentage will be therefore subject to dilution, as any other shares, in the event that future capital increases are carried out in the Company, or that additional new rights or benefits not foreseen in this Plan are created”

[2]	“Effective Time” shall have the meaning given in the BCA.

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3.2	Amendments to Clause 3 (“Strike Price”)

Paragraphs 3.1 and 3.2 shall be replaced by:

“3.1. The exercise or strike price of the Options will be the price per share to be paid by the Beneficiary for the Shares to be acquired, and will be equivalent to € 0,0021 per share”

3.2. The Strike Price shall be automatically updated in the event of share splits or increase in the par value (valor nominal) of the Company’s Shares from the Effective Time3 until the time of exercise of the Option”

3.3	Amendments to Clause 4 (“Effectiveness & Term of the Plan”)

Paragraph 4.2 shall be removed.

3.4	Amendments to Clause 7 (“Exercise of Options”)

Paragraph 7.4 of Clause 6 (“Exercise of Options”) shall be replaced by: “From receipt of the Beneficiary Exercise Notice by Holdco, the board of directors of the Company or the general meeting of Company, as applicable, shall resolve to increase the share capital and issue the corresponding ordinary shares as a result of the exercise of the Options and shall communicate to the Beneficiaries the date of acquisition of such shares (hereinafter, the “Closing Notice”). The term between the Beneficiary Exercise Notice and the Closing Notice may not exceed 3 months. Attached as Annex 4 is the template of Closing Notice that shall be used by the Company.”

3.5	All references to “shareholders’ agreement” shall be removed.

3.6	Amendments to Clause 8 (“Redemption Right”)

Paragraph 8.5 shall be removed.

[3]	“Effective Time” shall have the meaning given in the BCA.